    Back to Form 8-K                                                                                                                                                                                                                                                                                                                                       Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Amy Knapp
813-865-1284	813-290-6208
gregg.haddad@wellcare.com	amy.knapp@wellcare.com

WELLCARE INTENDS TO WITHDRAW IN 2010
FROM MEDICARE ADVANTAGE PRIVATE FEE-FOR-SERVICE PLANS
___________________________________________________

Medicare HMO Plans, Medicare Prescription Drug Plans, and Medicaid Plans Not Affected

TAMPA, FL (May 4, 2009) — WellCare Health Plans, Inc. (NYSE: WCG) has notified the Centers for Medicare & Medicaid Services (“CMS”) that it does not intend to renew its contracts to offer Medicare Advantage private fee-for-service (“PFFS”) plans in 2010.  As of March 31, 2009, about 110,000 of the approximately 2.5 million members served by WellCare are Medicare Advantage PFFS members.

WellCare Medicare Advantage plan members whose identification card includes the letters “PFFS” will be affected by this action.  Current WellCare Medicare Advantage PFFS members do not need to take action now.  They will continue to have access to their WellCare benefits until January 1, 2010.  WellCare members enrolled in a WellCare HMO (coordinated care) plan or a prescription drug plan (“PDP”), or a WellCare Medicaid plan, will not be affected.  WellCare does not offer Medicare Advantage PFFS plans in Connecticut, Florida, or Texas.

For 2010, WellCare Medicare Advantage PFFS members will be able to choose another Medicare Advantage plan, or return to original Medicare coverage.  Each member will make this election during the Medicare annual election period in the fall of 2009.  WellCare will provide written notification to its Medicare Advantage PFFS members before the fall annual election period in accordance with CMS requirements.  Additionally, CMS will send all Medicare beneficiaries the Medicare & You booklet that includes information about the various health care options available to Medicare beneficiaries in 2010.  WellCare is committed to providing its Medicare Advantage PFFS members a smooth transition to other WellCare plan coverage, coverage from another Medicare Advantage plan, or coverage from original Medicare.

“Our intention to withdraw from Medicare Advantage PFFS was a difficult decision, and we regret that in 2010 we will no longer be able to offer these plans,” said Heath Schiesser, president and chief executive officer of WellCare.  “It is an honor and a privilege to serve Medicare beneficiaries, and we remain committed to working with CMS to offer valuable health plan options for the country’s growing Medicare-eligible population.”

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WCG Intends to Withdraw in 2010 from
    Medicare Advantage Private Fee-For-Service Plans

May 4, 2009

WellCare will continue to serve members in 2010 through its Medicare Advantage HMO and stand-alone PDP plans, and its Medicaid plans.  Members of those plans will not be affected by the decision by WellCare to discontinue its PFFS plans in 2010.

This action is not related to the previously disclosed investigations being conducted by the ongoing government and the Special Committee of the Board of Directors of WellCare.  WellCare and the Special Committee continue to cooperate fully with enforcement and regulatory officials in those matters.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled as well as prescription drug plans.  The Company served approximately 2.5 million members nationwide as of March 31, 2009.  For more information about WellCare, please visit the Company’s web site at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks relating to our continuing to offer Medicare Advantage coordinated care and PDP plans.  Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s 2008 Annual Report on Form 10-K, as amended,  filed with the U.S. Securities and Exchange Commission, which contains discussions of the Company’s business and the various factors that may affect it.  The Company undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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